Exhibit 99.1

HomeStreet, Inc. Reports First Quarter 2012 Results

HomeStreet Reports First Quarter Net Income of $19.1 million, Reflecting Strong Mortgage Banking Results

SEATTLE – (BUSINESS WIRE) – HomeStreet, Inc. (NASDAQ:HMST), the parent company of HomeStreet Bank (the “Bank”), today announced financial results for the first quarter ended March 31, 2012. HomeStreet, Inc. (the “Company” or “HomeStreet”) reported net income of $19.1 million, or $3.55 per diluted share, for the first quarter of 2012, compared to net income of $7.0 million, or $2.42 per share, for the fourth quarter of 2011 and a net loss of $7.4 million, or $(2.76) per share, for the first quarter of 2011.

Highlights for the first quarter of 2012 include:

•

Single family mortgage originations designated for sale of $712.3 million during the quarter, increasing 14.1% over the fourth quarter of 2011. Single family mortgage interest rate lock commitments of $920.2 million during the quarter, up 69.4% from the fourth quarter of 2011.

•	Hiring of approximately 170 mortgage origination and support personnel previously with MetLife Home Loans and related addition of 13 new single family lending centers in Washington, Oregon and Idaho.

•

Completion of the initial public offering of HomeStreet’s common stock in February; issuing 4,361,816 new common shares and raising $88.7 million of net proceeds, of which $55.0 million was subsequently contributed to HomeStreet Bank.

•	Nonperforming assets declined to $107.2 million or 4.5% of total assets including Other Real Estate Owned (“OREO”), which decreased to $31.6 million.

•

In recognition of the significant improvement in the Bank’s financial condition, results of operations and risk profile, in March 2012 the Bank’s regulators terminated the Bank’s regulatory order (the “Bank Order”) and replaced it with an informal supervisory agreement.

“This was a pivotal quarter for HomeStreet, one that marks a number of significant milestones for our institution,” said Mark K. Mason, Chief Executive Officer. “We are already seeing benefits from expanding our mortgage lending capacity during the first quarter. Our capital raise coupled with the termination of the Bank Order have allowed us to resume normal banking operations, fully serve the needs of our customers and grow our franchise.”

Mortgage Banking

Mortgage Originations

Single family mortgage originations designated for sale totaled $712.3 million, increasing $88.2 million, or 14.1%, from the fourth quarter of 2011 and increasing $436.7 million, or 158.5%, from the first quarter of 2011. Single family mortgage interest rate lock commitments, net of estimated fall out, totaled $920.2 million during the first quarter, up $377.1 million, or 69.4%, from the fourth quarter of 2011 and up $666.5 million, or 262.7%, from the first quarter of 2011. Net gain on mortgage loan origination and sales activities was $28.9 million, an increase of $10.0 million, or 52.7%, over the fourth quarter of 2011 and up $24.0 million, or 484.5%, over the first quarter of 2011.

Our mortgage loan origination and sales revenue growth reflects both an elevated demand for mortgage loan products driven by continued low mortgage interest rates and the expansion of our mortgage banking business through the addition during the quarter of approximately 170 mortgage originators, processors, funders, underwriters and other support personnel that were previously with MetLife Home Loans. These personnel contributed approximately $207.0 million of single family interest rate lock commitments during the quarter, $59.0 million of which was closed by March 31, 2012. Our results also reflect strong secondary market profit margins that began to increase in the latter half of 2011 and continued through the first quarter of 2012, reflecting elevated refinancing activity and industry consolidation.

Mortgage Servicing

Mortgage servicing income of $7.9 million increased $1.9 million, or 32.0%, over the fourth quarter of 2011 and $2.0 million, or 34.6%, over the first quarter of 2011. The increase on a linked-quarter basis was primarily due to $1.9 million of net valuation gains on mortgage servicing rights and related hedge instruments, as compared with a net valuation loss of $189,000 during the fourth quarter of 2011. The total loans serviced for others portfolio increased to $7.77 billion compared with $7.70 billion as of December 31, 2011.

Credit Quality

Nonperforming assets (NPAs) declined to $107.2 million, or 4.5% of total assets, as of March 31, 2012, from $115.1 million, or 5.1% of total assets, at December 31, 2011. Net charge-offs in the quarter declined to $7.4 million, down from $10.6 million in the fourth quarter of 2011. At March 31, 2012, OREO balances totaled $31.6 million, a decline of 18.0% from December 31, 2011. As of April 27, 2012, approximately 65.0% of the March 31, 2012 OREO balance was under contract for sale or had been sold since quarter end.

No provision for loan losses was recorded for the first quarter of 2012, consistent with the fourth quarter of 2011, as expected losses inherent within the loans held for investment portfolio continue to decline consistent with the recovery of the economy as a whole.

In April 2012, bankruptcy courts affirmed the Company’s settlement of collection litigation related to two nonperforming construction/land development loans with aggregate carrying values of $26.6 million. The settlement was recognized as a subsequent event as of March 31, 2012. Consequently, the Company has charged-off the carrying value of $4.8 million for one loan and reduced the specific reserves (included in the allowance for loan losses) associated with these loans by $7.1 million as of March 31, 2012.

Deposits

Deposits totaled $2.00 billion at March 31, 2012, down $9.1 million, or 0.5%, from $2.01 billion at December 31, 2011. Certificates of deposit decreased $143.1 million, or 13.8%, since year end 2011 as we manage the reduction of these higher-cost deposits and replace them with lower cost transaction, savings and money market accounts. Deposits other than certificates of deposit increased $134.0 million, or 13.7%, from year-end 2011. The increase in deposits other than certificates of deposit reflects a focused effort on attracting core deposit balances through our branch network and converting customers with maturing certificates of deposit to money market and savings accounts.

Results of Operations

Net Interest Income

Net interest income was $12.9 million, in line with the fourth quarter of 2011 and up $1.3 million, or 11.3%, from the first quarter of 2011. Total average interest earning assets increased modestly on a linked-quarter basis as proceeds from our successful capital raise were invested into highly liquid securities, partially offset by a decline in our loans held for investment portfolio. Total average interest bearing deposit balances declined as a result of declines in higher-costing certificates of deposit, offset by increases in transaction savings and money market accounts. The net interest margin increased to 2.53% from 2.50% for the fourth quarter of 2011 as a result of the shift in deposit balances from higher-cost certificates of deposit to lower cost transaction, savings and money market accounts and an increase in the average balance of investment securities as net proceeds from the initial public offering were invested, partially offset by changes in the loans held for investment portfolio, resulting primarily from pay downs or pay offs.

Noninterest Income

Noninterest income was $39.5 million, up $12.0 million, or 43.8%, from $27.5 million in the fourth quarter of 2011 and up $25.0 million, or 173.1%, from $14.5 million in the first quarter of 2011. The increase on a linked-quarter basis was primarily due to a $10.0 million increase in net gain on mortgage loan origination and sales activities, reflecting an increase in single family mortgage loan origination and sale activity. Also contributing to the increase in noninterest income was an increase in net valuation gains on mortgage servicing rights and related hedge instruments, totaling $1.9 million during the first quarter of 2012, as compared with a net loss of $189,000 during the fourth quarter of 2011.

Noninterest Expense

Noninterest expense was $35.1 million, up $1.2 million, or 3.4%, from $33.9 million in the fourth quarter of 2011 and up $1.6 million, or 4.8%, from $33.5 million in the first quarter of 2011. The increase on a linked-quarter basis was primarily due to a $4.9 million increase in salary and related costs, reflecting the hiring of mortgage origination personnel previously with MetLife Home Loans. This increase was partially offset by a combined decrease in legal and consulting expenses as a result of the recognition of $2.4 million of expenses associated with capital raising efforts in the fourth quarter of 2011. Offsetting the increase in noninterest expense was a $1.2 million decrease in other real estate owned expense.

Income Taxes

Our effective income tax rate in the first quarter of 2012 differs from the Federal statutory tax rate of 35% due to state income taxes on income in Oregon and Hawaii, tax exempt interest income and a reduction of the Company’s valuation allowance with respect to its deferred tax assets. The reduction of the valuation allowance was due to the Company’s pretax earnings in the first quarter as well as a change in the Company’s ability to utilize certain deferred tax liabilities in the realization of its deferred tax assets. As of March 31, 2012 the valuation allowance was $7.7 million.

As a consequence of our recent initial public offering, we believe the Company has experienced a change of control within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended. Section 382 substantially limits the ability of a corporate taxpayer to use realized built-in losses and net operating loss carryforwards incurred prior to the change of control against income earned after a change of control. Based on our current analysis of the impact of the change of control on our ability to utilize our net deferred tax assets existing as of the change of control date, we do not anticipate that the change of control has resulted in a material loss of deferred tax benefits.

Capital

On February 15, 2012, the Company completed its initial public offering of 4,361,816 shares of common stock for an initial offering price of $22.00 per share, yielding net proceeds to HomeStreet of $88.7 million. On February 24, 2012, $55.0 million of this amount was contributed to the Bank.

	Mar. 31, 2012	Dec. 31, 2011

Regulatory capital ratios for the Bank:

Total risk-based capital (to risk-weighted assets)	15.5%	11.2%
Tier 1 risk-based capital (to risk-weighted assets)	14.2%	9.9%
Tier 1 leverage capital (to average assets)	9.3%	6.0%

On April 26, 2012, the Company contributed an additional $10.0 million of capital to the Bank to support increased lending activities and balance sheet growth. This amount is not reflected in the ratios above.

Conference Call

HomeStreet, Inc. management will discuss the first quarter 2012 results on a conference call scheduled for April 30, 2012 at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time). Interested parties may join the call by dialing 1-877-317-6789 shortly before 10:00 a.m. Pacific Time. A replay of the conference call will be available beginning approximately one hour after the conference call by dialing 1-877-344-7529 and entering pass code 10012608. The replay will also be available online at http://ir.homestreet.com.

About HomeStreet, Inc.

HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, and the bank holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet Bank offers consumer and business banking, investment and insurance products and services in Washington, Oregon, Idaho and Hawaii. For more information, visit http://ir.homestreet.com.

Forward-Looking Statements

This report to shareholders contains forward-looking statements concerning HomeStreet, Inc. and the Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (or the negative of these terms) generally identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. For instance, our ability to normalize our banking operations, grow our franchise and capitalize on market opportunities may be limited due to future risks and uncertainties including, but not limited to changes in general economic conditions that impact our markets and our business, regulatory and legislative actions that may constrain our ability to do business, significant increases in the competition we face in our industry and market and the extent of our success in problem asset resolution efforts. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the market areas in which the Company does business and legislative or regulatory actions or reform (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Information contained herein, other than information at December 31, 2011 and for the twelve months then ended, is unaudited.

Source: HomeStreet, Inc.

Contacts:	Terri Silver, Investor Relations
HomeStreet, Inc.
206-389-6303
terri.silver@homestreet.com

HomeStreet, Inc. and Subsidiaries

Five Quarter Summary Financial Data

	Quarter ended
(in thousands, except share data)	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011
Income Statement Data (for the period ended):
Net interest income	$12,905	$12,866	$11,970	$11,914	$11,590
Provision for loan losses	—	—	1,000	2,300	—
Noninterest income	39,501	27,473	37,268	18,916	14,465
Noninterest expense	35,077	33,915	32,618	27,263	33,461

Net income (loss) before taxes	17,329	6,424	15,620	1,267	(7,406)
Income taxes	(1,721)	(602)	362	(17)	43

Net income (loss)	$19,050	$7,026	$15,258	$1,284	$(7,449)

Basic earnings per common share (1)	$3.70	$2.60	$5.65	$0.48	$(2.76)
Diluted earnings per common share (1)	$3.55	$2.42	$5.31	$0.45	$(2.76)
Common shares outstanding (1)	7,162,607	2,701,749	2,701,749	2,701,749	2,701,749
Weighted average common shares
Basic	5,146,283	2,701,749	2,701,749	2,701,749	2,701,749
Diluted	5,360,165	2,898,451	2,872,455	2,837,259	2,701,749
Shareholders’ equity per share	$26.70	$31.98	$29.73	$21.58	$18.96
Financial position (at period end):
Cash and cash equivalents	$92,953	$263,302	$138,429	$108,175	$170,795
Investment securities available for sale	446,198	329,047	339,453	315,715	304,404
Loans held for sale	290,954	150,409	226,590	121,216	82,803
Loans held for investment, net	1,295,471	1,300,873	1,360,219	1,392,238	1,500,550
Mortgage servicing rights	86,801	77,281	74,083	94,320	95,952
Other real estate owned	31,640	38,572	64,368	102,697	98,863
Total assets	2,367,497	2,264,957	2,316,839	2,233,505	2,342,639
Deposits	2,000,633	2,009,755	2,056,977	1,993,655	2,066,842
FHLB advances	57,919	57,919	67,919	77,919	114,544
Shareholders’ equity	191,230	86,407	80,336	58,311	51,214
Financial position (averages):
Investment securities available for sale	381,129	338,933	272,294	308,049	141,309
Loans held for investment	1,338,552	1,385,037	1,427,763	1,512,308	1,589,182
Total interest earning assets	2,090,180	2,078,506	2,019,243	2,037,468	2,145,093
Total interest bearing deposits	1,705,371	1,745,493	1,787,388	1,837,119	1,889,742
FHLB advances	57,919	59,169	72,267	85,097	159,829
Total interest bearing liabilities	1,825,146	1,866,519	1,921,512	1,984,073	2,114,062
Shareholders’ equity	$140,784	$84,038	$73,499	$57,246	$58,130
Financial performance:
Return on average common shareholders’ equity (2)	54.1%	33.4%	83.0%	9.0%	(51.3)%
Return on average assets	3.3%	1.2%	2.7%	0.2%	(1.3)%
Net interest margin (3)	2.53%	2.50%	2.38%	2.35%	2.17%
Efficiency ratio (4)	66.93%	84.07%	66.25%	88.43%	128.42%
Operating efficiency ratio (5)	62.12%	74.78%	47.74%	70.05%	83.31%
Credit quality:
Allowance for loan losses	$35,204	$42,689	$53,167	$59,692	$62,156
Allowance for loan losses/total loans	2.64%	3.18%	3.76%	4.11%	3.98%
Allowance for loan losses/nonaccrual loans	46.58%	55.81%	55.91%	65.66%	50.08%
Total classified assets	$208,792	$188,167	$225,022	$276,476	$298,742
Classified assets/total assets	8.82%	8.31%	9.71%	12.38%	12.75%
Total nonaccrual loans (6)	$75,575	$76,484	$95,094	$90,912	$124,118
Nonaccrual loans/total loans	5.66%	5.69%	6.73%	6.26%	7.94%
Total nonperforming assets	$107,215	$115,056	$159,462	$193,609	$222,981
Nonperforming assets/total assets	4.53%	5.08%	6.88%	8.67%	9.52%
Net charge-offs	$7,398	$10,586	$7,673	$4,707	$2,100
Regulatory capital ratios for the Bank:
Tier 1 capital to total assets (leverage)	9.29%	6.04%	5.64%	4.86%	4.49%
Tier 1 risk-based capital	14.18%	9.88%	8.51%	7.38%	6.99%
Total risk-based capital	15.45%	11.15%	9.79%	8.66%	8.28%

(1)	Per share data shown after giving effect to the 2-for-1 forward stock split implemented on March 6, 2012 as well as the 1-for-2.5 reverse stock split implemented on July 19, 2011.
(2)	Net earnings (loss) available to common shareholders divided by average common shareholders’ equity.
(3)	Net interest income divided by total interest earning assets on a tax equivalent basis.
(4)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(5)	We include an operating efficiency ratio which is not calculated based on accounting principles generally accepted in the United States (“GAAP”), but which we believe provides important information regarding our results of operations. Our calculation of the operating efficiency ratio is computed by dividing noninterest expense less costs related to OREO (gains (losses) on sales, valuation allowance adjustments, and maintenance and taxes) by total revenue (net interest income and noninterest income). Management uses this non-GAAP measurement as part of its assessment of performance in managing noninterest expense. We believe that costs related to OREO are more appropriately considered as credit-related costs rather than as an indication of our operating efficiency. The following table provides a reconciliation of non-GAAP to GAAP measurement.

	Quarter ended
	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011
Efficiency ratio	66.93%	84.07%	66.25%	88.43%	128.42%
Less impact of OREO expenses	4.81%	9.29%	18.51%	18.38%	45.11%

Operating efficiency ratio	62.12%	74.78%	47.74%	70.05%	83.31%

(6)	Generally, loans are placed on nonaccrual status when they are 90 or more days past due.

HomeStreet, Inc. and Subsidiaries

Consolidated Statements of Operations

	Quarter ended Mar. 31,		%
(in thousands, except share data)	2012	2011	Change

Interest income:
Loans	$16,553	$18,668	(11)
Investment securities available for sale	2,238	1,858	20
Other	137	84	63

	18,928	20,610	(8)
Interest expense:
Deposits	4,879	7,041	(31)
Federal Home Loan Bank advances	675	1,308	(48)
Long-term debt	465	671	(31)
Other	4	—	NM

	6,023	9,020	(33)

Net interest income	12,905	11,590	11
Provision for credit losses	—	—	—

Net interest income after provision for credit losses	12,905	11,590	11

Noninterest income:
Net gain on mortgage loan origination and sales activities	28,900	4,944	485
Mortgage servicing	7,873	5,848	35
Income (loss) from Windermere Mortgage Services, Inc.	1,166	(25)	NM
Gain on debt extinguishment	—	2,000	NM
Depositor and other retail banking fees	735	740	(1)
Insurance commissions	182	363	(50)
Gain on securities available for sale	41	—	NM
Other	604	595	2

	39,501	14,465	173

Noninterest expense:
Salaries and related costs	21,351	12,139	76
General and administrative	5,663	3,601	57
Legal	435	904	(52)
Consulting	355	166	114
Federal Deposit Insurance Corporation assessments	1,240	1,749	(29)
Occupancy	1,790	1,668	7
Information services	1,723	1,480	16
Other real estate owned expense	2,520	11,754	(79)

	35,077	33,461	5

Income (loss) before income tax expense	17,329	(7,406)	NM

Income tax (benefit) expense	(1,721)	43	NM

NET INCOME (LOSS)	$19,050	$(7,449)	NM

Basic income (loss) per share	$3.70	$(2.76)	NM
Diluted income (loss) per share	$3.55	$(2.76)	NM
Basic weighted average number of shares outstanding	5,146,283	2,701,749	90
Diluted weighted average number of shares outstanding	5,360,165	2,701,749	98

HomeStreet, Inc. and Subsidiaries

Five Quarter Consolidated Statements of Operations

	Quarter ended
(in thousands, except share data)	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011

Interest income:
Loans	$16,553	$17,433	$17,593	$17,947	$18,668
Investment securities available for sale	2,238	1,792	1,422	1,848	1,858
Other	137	203	117	73	84

	18,928	19,428	19,132	19,868	20,610
Interest expense:
Deposits	4,879	5,388	5,848	6,538	7,041
Federal Home Loan Bank advances	675	699	855	959	1,308
Long-term debt	465	459	458	457	671
Other	4	16	1	—	—

	6,023	6,562	7,162	7,954	9,020

Net interest income	12,905	12,866	11,970	11,914	11,590
Provision for credit losses	—	—	1,000	2,300	—

Net interest income after provision for credit losses	12,905	12,866	10,970	9,614	11,590

Noninterest income:
Net gain on mortgage loan origination and sales activities	28,900	18,931	16,055	9,455	4,944
Mortgage servicing	7,873	5,963	18,532	7,713	5,848
Income from Windermere Mortgage Services, Inc.	1,166	739	902	503	(25)
Gain on debt extinguishment	—	—	—	—	2,000
Depositor and other retail banking fees	735	748	778	795	740
Insurance commissions	182	186	103	258	363
Gain on securities available for sale	41	459	642	1	—
Other	604	447	256	191	595

	39,501	27,473	37,268	18,916	14,465

Noninterest expense:
Salaries and related costs	21,351	16,462	13,217	11,700	12,139
General and administrative	5,663	6,194	4,599	4,859	3,601
Legal	435	1,075	983	399	904
Consulting	355	2,011	270	197	166
Federal Deposit Insurance Corporation assessments	1,240	1,256	1,264	1,265	1,749
Occupancy	1,790	1,733	1,663	1,700	1,668
Information services	1,723	1,436	1,509	1,477	1,480
Other real estate owned expense	2,520	3,748	9,113	5,666	11,754

	35,077	33,915	32,618	27,263	33,461

Income (loss) before income tax expense	17,329	6,424	15,620	1,267	(7,406)

Income tax (benefit) expense	(1,721)	(602)	362	(17)	43

NET INCOME (LOSS)	$19,050	$7,026	$15,258	$1,284	$(7,449)

Basic income (loss) per share	$3.70	$2.60	$5.65	$0.48	$(2.76)
Diluted income (loss) per share	$3.55	$2.42	$5.31	$0.45	$(2.76)
Basic weighted average number of shares outstanding	5,146,283	2,701,749	2,701,749	2,701,749	2,701,749
Diluted weighted average number of shares outstanding	5,360,165	2,898,585	2,872,716	2,837,691	2,701,749

HomeStreet, Inc. and Subsidiaries

Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Quarter ended March 31,
	2012			2011
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

Assets:
Interest-earning assets (1):
Cash & cash equivalents	$205,445	$134	0.26%	$141,309	$82	0.23%
Investment securities	381,129	2,489	2.61%	308,015	1,891	2.46%
Loans held for sale	165,054	1,614	3.91%	106,587	1,131	4.24%
Loans held for investment	1,338,552	14,977	4.49%	1,589,182	17,577	4.45%

Total interest-earning assets (2)	2,090,180	19,214	3.68%	2,145,093	20,681	3.87%
Noninterest-earning assets (3)	221,341			239,126

Total assets	$2,311,521			$2,384,219

Liabilities and Shareholders’ Equity:
Deposits:
Interest-bearing demand accounts	$138,124	115	0.33%	$122,175	156	0.52%
Savings accounts	73,724	83	0.45%	52,646	90	0.69%
Money market accounts	525,191	719	0.55%	420,200	776	0.75%
Certificate accounts	968,332	3,961	1.64%	1,294,721	6,019	1.89%

Deposits	1,705,371	4,878	1.15%	1,889,742	7,041	1.51%
FHLB advances	57,919	675	4.67%	159,829	1,308	3.31%
Long-term debt	61,857	465	3.01%	64,491	671	4.16%
Other borrowings	—	4	—	—	—	—

Total interest-bearing liabilities (2)	1,825,147	6,022	1.33%	2,114,062	9,020	1.73%
Other noninterest-bearing liabilities	345,590			212,027

Total liabilities	2,170,737			2,326,089

Shareholders’ equity	140,784			58,130

Total liabilities and shareholders’ equity	$2,311,521			$2,384,219

Net interest income (4)		$13,192			$11,660

Net interest spread			2.35%			2.14%
Impact of noninterest-bearing sources			0.18%			0.03%
Net interest margin			2.53%			2.17%

(1)	The daily average balances of nonaccrual assets and related income, if any, are included in their respective categories.
(2)	Average interest-earning assets and interest-bearing liabilities were computed using daily average balances.
(3)	Includes loans balances that have been foreclosed and are now reclassified to other real estate owned.
(4)	Includes taxable-equivalent adjustments, which is a non-GAAP measure, primarily related to tax-exempt income on certain loans and securities of $287,000 and $71,000 for the quarters ended March 31, 2012 and March 31, 2011, respectively. The federal statutory tax rate was 35% for the periods presented.

HomeStreet, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(in thousands, except share data)	Mar. 31, 2012	Dec. 31, 2011	% Change
Assets
Cash and cash equivalents (including interest- bearing instruments of $73,492 and $246,113)	$92,953	$263,302	(65)
Investment securities available for sale	446,198	329,047	36
Loans held for sale (includes $286,692 and $130,546 carried at fair value)	290,954	150,409	93
Loans held for investment (net of allowance for loan losses of $35,204 and $42,689)	1,295,471	1,300,873	—
Mortgage servicing rights (includes $79,381 and $70,169 carried at fair value)	86,801	77,281	12
Accounts receivable and other assets	70,334	53,856	31
Accrued interest receivable	6,899	6,712	3
Other real estate owned	31,640	38,572	(18)
Income taxes	2,186	1,309	67
Federal Home Loan Bank stock, at cost	37,027	37,027	—
Premises and equipment, net	7,034	6,569	7

Total assets	$2,367,497	$2,264,957	5

Liabilities and Shareholders’ Equity
Liabilities:
Deposits	$2,000,633	$2,009,755	—
Federal Home Loan Bank advances	57,919	57,919	—
Accounts payable and accrued expenses	55,858	49,019	14
Long-term debt	61,857	61,857	—

Total liabilities	2,176,267	2,178,550	—

Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares
Issued and outstanding, 0 shares and 0 shares	—	—	—
Common stock, no par value
Authorized 80,000,000
Issued and outstanding, 7,162,607 shares and 2,701,749 shares	511	511	—
Additional paid-in capital	86,755	31	279,755
Retained earnings	100,796	81,746	23
Accumulated other comprehensive income	3,168	4,119	(23)

Total shareholders’ equity	191,230	86,407	121

Total liabilities and shareholders’ equity	$2,367,497	$2,264,957	5

HomeStreet, Inc. and Subsidiaries

Five Quarter Consolidated Statements of Financial Condition

(in thousands, except share data)	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011

Assets
Cash and cash equivalents	$92,953	$263,302	$138,429	$108,175	$170,795
Investment securities available for sale	446,198	329,047	339,453	315,715	304,404
Loans held for sale	290,954	150,409	226,590	121,216	82,803
Loans held for investment	1,295,471	1,300,873	1,360,219	1,392,238	1,500,550
Mortgage servicing rights	86,801	77,281	74,083	94,320	95,952
Accounts receivable and other assets	70,334	53,856	56,746	42,177	30,967
Accrued interest receivable	6,899	6,712	6,523	6,322	7,059
Other real estate owned	31,640	38,572	64,368	102,697	98,863
Income taxes	2,186	1,309	6,786	7,161	7,266
Federal Home Loan Bank stock, at cost	37,027	37,027	37,027	37,027	37,027
Premises and equipment, net	7,034	6,569	6,615	6,457	6,953

Total assets	$2,367,497	$2,264,957	$2,316,839	$2,233,505	$2,342,639

Liabilities and Shareholders’ Equity
Liabilities:
Deposits	$2,000,633	$2,009,755	$2,056,977	$1,993,655	$2,066,842
Federal Home Loan Bank advances	57,919	57,919	67,919	77,919	114,544
Accounts payable and accrued expenses	55,858	49,019	49,750	41,763	48,182
Long-term debt	61,857	61,857	61,857	61,857	61,857

Total liabilities	2,176,267	2,178,550	2,236,503	2,175,194	2,291,425

Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares
Issued and outstanding, 0 shares	—	—	—	—	—
Common stock, no par value
Authorized 80,000,000
Issued and outstanding	511	511	511	511	511
Additional paid-in capital	86,755	31	28	24	20
Retained earnings	100,796	81,746	74,720	59,462	58,178
Accumulated other comprehensive income (loss)	3,168	4,119	5,077	(1,686)	(7,495)

Total shareholders’ equity	191,230	86,407	80,336	58,311	51,214

Total liabilities and shareholders’ equity	$2,367,497	$2,264,957	$2,316,839	$2,233,505	$2,342,639

HomeStreet, Inc. and Subsidiaries

Five Quarter Securities Available for Sale

(in thousands, except for duration data)	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011

Mortgage backed:
Residential	$40,575	$—	$—	$12,003	$4,364
Commercial	14,410	14,483	8,393	—	—
Municipal bonds	79,051	49,584	1,059	5,722	5,832
Collateralized mortgage obligations:
Residential	245,889	223,390	251,856	221,732	217,938
Commercial	10,019	10,070	10,174	—	—
Agency	25,007	—	—	—	—
US Treasury	31,247	31,520	67,971	76,258	76,270

	$446,198	$329,047	$339,453	$315,715	$304,404

Weighted average duration in years	5.1	4.4	3.9	3.9	4.2

HomeStreet, Inc. and Subsidiaries

Five Quarter Loans Held for Investment

(in thousands)	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011

Consumer loans
Single family residential	$506,103	$496,934	$496,741	$502,935	$522,904
Home equity	152,924	158,936	167,453	172,205	175,896

	659,027	655,870	664,194	675,140	698,800
Commercial loans
Commercial real estate	391,727	402,139	407,891	410,370	414,343
Multifamily residential	56,328	56,379	58,972	59,092	102,450
Construction/land development	158,552	173,405	213,001	234,062	271,676
Commercial business	68,932	59,831	73,559	77,493	80,057

	675,539	691,754	753,423	781,017	868,526

	1,334,566	1,347,624	1,417,617	1,456,157	1,567,326
Net deferred loan fees and discounts	(3,891)	(4,062)	(4,231)	(4,227)	(4,620)

	1,330,675	1,343,562	1,413,386	1,451,930	1,562,706
Allowance for loan losses	(35,204)	(42,689)	(53,167)	(59,692)	(62,156)

	$1,295,471	$1,300,873	$1,360,219	$1,392,238	$1,500,550

HomeStreet, Inc. and Subsidiaries

Five Quarter Credit Quality

Allowance for Credit Losses (roll-forward)

	Quarter ended
(in thousands)	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011
Allowance for Credit Losses (roll-forward):
Beginning balance	$42,800	$53,386	$60,059	$62,466	$64,566
Provision for loan losses	—	—	1,000	2,300	—
(Charge-offs), net of recoveries	(7,398)	(10,586)	(7,673)	(4,707)	(2,100)

Ending balance	$35,402	$42,800	$53,386	$60,059	$62,466

Allowance as a % of loans held for investment	2.64%	3.18%	3.76%	4.11%	3.98%

Delinquencies

(in thousands)	30-59 days past due	60-89 days past due	90 days or more past due (1)	Total past due	Current	Total loans

March 31, 2012
Consumer loans
Single family residential	$13,959	$4,939	$51,388	$70,286	$435,817	$506,103
Home equity	1,422	759	1,853	4,034	148,890	152,924

	15,381	5,698	53,241	74,320	584,707	659,027
Commercial loans
Commercial real estate	—	—	9,222	9,222	382,505	391,727
Multifamily residential	—	—	—	—	56,328	56,328
Construction/land development	4,062	9,629	52,549	66,240	92,312	158,552
Commercial business	179	—	502	681	68,251	68,932

	4,241	9,629	62,273	76,143	599,396	675,539

	$19,622	$15,327	$115,514	$150,463	$1,184,103	$1,334,566

December 31, 2011
Consumer loans
Single family residential	$7,694	$8,552	$47,861	$64,107	$432,827	$496,934
Home equity	957	500	2,464	3,921	155,015	158,936

	8,651	9,052	50,325	68,028	587,842	655,870
Commercial loans
Commercial real estate	—	—	10,184	10,184	391,955	402,139
Multifamily residential	—	—	2,394	2,394	53,985	56,379
Construction/land development	9,916	—	48,387	58,303	115,102	173,405
Commercial business	—	—	951	951	58,880	59,831

	9,916	—	61,916	71,832	619,922	691,754

	$18,567	$9,052	$112,241	$139,860	$1,207,764	$1,347,624

(1)	Includes $37.1 million and $35.8 million of loans past due and still accruing at March 31, 2012 and December 31, 2011 respectively, whose repayments are insured by the FHA or guaranteed by the VA.

HomeStreet, Inc. and Subsidiaries

Five Quarter Nonperforming Assets

Nonperfoming assets (NPAs) roll-forward

	Quarter ended
(in thousands)	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011

Beginning balance	$115,056	$159,462	$193,609	$222,981	$283,665

Additions to NPAs	18,776	7,251	20,900	14,246	28,875

Charge-offs	(7,398)	(10,586)	(7,673)	(4,707)	(2,100)
OREO sales	(8,878)	(26,037)	(33,814)	(17,590)	(67,014)
OREO writedowns	(2,754)	(3,564)	(8,217)	(4,739)	(10,559)
Principal paydown, payoff advances	(1,321)	(3,871)	(2,437)	(6,024)	(5,599)
Transferred back to accrual status	(6,266)	(7,599)	(2,906)	(10,558)	(4,287)

Subtractions from NPAs	$(26,617)	$(51,657)	$(55,047)	$(43,618)	$(89,559)

Net outflows	(7,841)	(44,406)	(34,147)	(29,372)	(60,684)

Ending balance	$107,215	$115,056	$159,462	$193,609	$222,981

Nonperforming assets by loan class

	Quarter ended
(in thousands)	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011

Nonaccrual loans:
Consumer loans
Single family residential	$14,290	$12,104	$15,469	$16,229	$14,732
Home equity	1,853	2,464	2,772	2,620	3,103

	16,143	14,568	18,241	18,849	17,835
Commercial loans
Commercial real estate	9,222	10,184	10,959	10,081	19,815
Multifamily residential	—	2,394	5,196	5,265	5,302
Construction/land development	49,708	48,387	58,705	53,955	77,811
Commercial business	502	951	1,993	2,762	3,355

	59,432	61,916	76,853	72,063	106,283

	$75,575	$76,484	$95,094	$90,912	$124,118

Allowance as a % of nonaccrual loans	46.58%	55.81%	55.91%	65.66%	50.08%

Other real estate owned:
Consumer loans
Single family residential	$3,243	$6,600	$10,419	$14,287	$14,897
Home equity	—	—	—	229	233

	3,243	6,600	10,419	14,516	15,130
Commercial loans
Commercial real estate	284	2,055	2,152	2,152	8,045
Multifamily residential	—	—	—	—	—
Construction/land development	28,113	29,917	51,797	86,029	75,688
Commercial business	—	—	—	—	—

	28,397	31,972	53,949	88,181	83,733

	$31,640	$38,572	$64,368	$102,697	$98,863

Nonperforming assets
Consumer loans
Single family residential	$17,533	$18,704	$25,888	$30,516	$29,629
Home equity	1,853	2,464	2,772	2,849	3,336

	19,386	21,168	28,660	33,365	32,965
Commercial loans
Commercial real estate	9,506	12,239	13,111	12,233	27,860
Multifamily residential	—	2,394	5,196	5,265	5,302
Construction/land development	77,821	78,304	110,502	139,984	153,499
Commercial business	502	951	1,993	2,762	3,355

	87,829	93,888	130,802	160,244	190,016

	$107,215	$115,056	$159,462	$193,609	$222,981

Nonperforming assets to total assets	4.53%	5.08%	6.88%	8.67%	9.52%

HomeStreet, Inc. and Subsidiaries

Five Quarter Mortgage Servicing

Mortgage Servicing Income

	Quarter ended
(in thousands)	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011

Servicing income, net:
Servicing fees and other	$6,436	$6,518	$6,793	$6,736	$6,078
Changes in fair value, single family mortgage servicing rights:
Due to changes in model or assumptions (1)	6,220	(3,571)	(20,068)	(7,057)	5,543
Other changes in fair value (2)	(3,778)	(4,515)	(6,073)	(395)	(3,864)
Amortization	(491)	(366)	(455)	(345)	(321)
Net gain (loss) from derivatives economically hedging single family MSR	(514)	7,897	38,335	8,774	(1,588)

Mortgage servicing	$7,873	$5,963	$18,532	$7,713	$5,848

(1)	Principally reflects changes in model assumptions and prepayment speed assumptions, which are primarily affected by changes in interest rates.
(2)	Represents changes due to collection/realization of expected cash flows and curtailments over time.

Loans Serviced for Others

	Quarter ended
(in thousands)	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011

Single family residential
FNMA/GNMA/FHLMC MBS	$6,530,578	$6,464,815	$6,217,086	$6,165,052	$6,087,770
Other	416,700	420,470	432,460	437,748	433,514

	$6,947,278	$6,885,285	$6,649,546	$6,602,800	$6,521,284

Commercial
Multifamily	766,433	758,535	770,401	799,332	784,445
Other	59,370	56,785	57,151	57,690	58,150

	825,803	815,320	827,552	857,022	842,595

Total loans serviced for others	$7,773,081	$7,700,605	$7,477,098	$7,459,822	$7,363,879

Single Family Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011

Beginning balance	$70,169	$67,471	$87,712	$89,947	$81,197
Originations	6,723	10,759	5,873	5,187	7,067
Purchases	47	25	27	30	4
Changes in fair value:
Due to changes in model inputs or assumptions (1)	6,220	(3,571)	(20,068)	(7,057)	5,543
Other changes in fair value (2)	(3,778)	(4,515)	(6,073)	(395)	(3,864)

Ending balance	$79,381	$70,169	$67,471	$87,712	$89,947

Ratio of capitalized MSRs to related loans serviced for others	1.14%	1.02%	1.01%	1.33%	1.38%
Ratio of capitalized value to weighted average servicing fee	330.00%	291.00%	292.00%	386.00%	409.00%

(1)	Principally reflects changes in model assumptions or prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.
(2)	Represents changes due to collection/realization of expected future cash flows over time.

Commercial Multifamily Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011

Beginning balance	$7,112	$6,612	$6,608	$6,005	$6,035
Originations	799	866	459	948	291
Amortization	(491)	(366)	(455)	(345)	(321)

Ending balance	$7,420	$7,112	$6,612	$6,608	$6,005

Ratio of capitalized MSRs to related loans serviced for others	0.90%	0.87%	0.80%	0.77%	0.71%
Ratio of capitalized value to weighted average servicing fee	241.00%	242.00%	227.00%	222.00%	206.00%

Mortgage Banking Activity

	Quarter ended
(in thousands)	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011

Single Family:
Single family mortgage originations (1)	$712,302	$624,111	$478,025	$323,906	$275,568

Single family mortgage interest rate lock commitments	920,240	543,164	630,919	344,836	253,698

Single family mortgage loans sold	534,310	710,706	370,250	272,090	386,174

Net gain on single family mortgage loan origination and sales activities:
Mortgage servicing rights originated	$4,442	$3,295	$7,195	$4,511	$2,823
Loan origination and funding fees	7,560	6,819	3,780	2,933	2,383
Secondary marketing gains	15,736	7,632	4,580	1,044	(608)

	$27,738	$17,746	$15,555	$8,488	$4,598

Multifamily:
Multifamily mortgage originations	$15,713	$49,071	$26,125	$49,070	$1,410

Multifamily mortgage loans sold	31,423	33,461	25,144	47,010	13,862

Net gain on multifamily mortgage loan origination and sales activities:	1,162	1,185	500	967	346

Total net gain on mortgage loan origination and sales activities	$28,900	$18,931	$16,055	$9,455	$4,944

(1)	Represents single family mortgage originations designated for sale during each respective period.

HomeStreet, Inc. and Subsidiaries

Five Quarter Deposits

	Quarter ended
(in thousands)	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011

Noninterest bearing accounts	$316,268	$270,666	$287,862	$184,412	$180,441
Interest bearing deposits:
NOW accounts	154,670	138,936	145,668	122,995	127,529
Statement savings accounts due on demand	79,438	66,898	59,974	57,685	52,743
Money market accounts due on demand	559,563	499,457	469,289	445,081	427,698
Time, through $250,000	834,912	966,536	1,026,045	1,104,331	1,193,669
Time, more than $250,000	55,782	67,262	68,139	79,151	84,762

Total interest bearing deposits	1,684,365	1,739,089	1,769,115	1,809,243	1,886,401

Total deposits	$2,000,633	$2,009,755	$2,056,977	$1,993,655	$2,066,842

Percent of total deposits:

Noninterest bearing accounts	15.8%	13.5%	14.0%	9.2%	8.7%
Interest bearing deposits:
NOW accounts	7.7	6.9	7.1	6.2	6.2
Statement savings accounts due on demand	4.0	3.3	2.9	2.9	2.6
Money market accounts due on demand	28.0	24.9	22.8	22.3	20.7
Time, through $250,000	41.7	48.1	49.9	55.4	57.7
Time, more than $250,000	2.8	3.3	3.3	4.0	4.1

Total interest bearing deposits	84.2%	86.5%	86.0%	90.8%	91.3%

Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%